UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1262185 (I.R.S. Employer Identification No.)
7000 South Yosemite Street Suite 115 Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, without par value	The Nasdaq Stock Market LLC
Warrants, each exercisable for 11.1829212 Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268227

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This registration statement on Form 8-A is being filed by NioCorp Developments Ltd. (the “Registrant”) (i) to change the registration of the common shares, without par value (the “Common Shares”), of the Registrant from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), to Section 12(b) under the 1934 Act in connection with the Company’s listing of the Common Shares on The Nasdaq Stock Market LLC (“Nasdaq”) and (ii) in connection with the Company’s listing of certain warrants assumed from GX Acquisition Corp. II (the “Assumed Warrants”) on Nasdaq. The Common Shares are currently registered under Section 12(g) of the 1934 Act and currently traded on the Toronto Stock Exchange (the “TSX”) under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF.”

The Registrant anticipates that the Common Shares and the Assumed Warrants will commence trading on Nasdaq on or about March 21, 2023 under the symbols “NB” and “NIOBW,” respectively.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Shares and the Assumed Warrants of the Registrant.

The descriptions of the Common Shares contained in the section entitled “Description of Securities—NioCorp Common Shares” and the description of the Assumed Warrants contained in the section entitled “Description of Securities—NioCorp Assumed Warrants” in the prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-268227), initially filed with the U.S. Securities and Exchange Commission on November 7, 2022, as amended on December 22, 2022, January 17, 2023, January 31, 2023 and February 2, 2023 (the “Registration Statement”), are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the 1934 Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NioCorp Developments Ltd.

Date: March 17, 2023	By:	/s/ Neal Shah
	Name:	Neal Shah
	Title:	Chief Financial Officer